December 9, 2022, 6:50 a.m. ET NuScale Power Names Karin Feldman Interim Chief Operating Officer/Chief Nuclear Officer PORTLAND, Ore. – NuScale Power Corporation (NYSE: SMR) announced today that Karin Feldman will assume the role of interim Chief Operating Officer/Chief Nuclear Officer (COO/CNO) effective January 6, 2023. Current COO/CNO, Dale Atkinson, will retire on January 5, 2023, after more than eight years with NuScale. NuScale thanks Atkinson for his service and dedication, especially throughout the regulatory licensing and product development period of the company. As Interim COO/CNO, Feldman will have full responsibility for the operations, engineering, program management, quality assurance, information technology, and regulatory affairs functions and will report to John Hopkins, NuScale’s President and CEO. Feldman joined NuScale in 2012, presently serves as Vice President, Program Management Office, and is responsible for establishing and maintaining project management, project controls, cost estimating, and risk management standards. She is the primary NuScale interface for U.S. Department of Energy cooperative agreement management and is responsible for the development and oversight of the NuScale project portfolio. Feldman will maintain these duties while she assumes the role of interim COO/CNO. Feldman holds a bachelor’s degree in nuclear engineering and radiological sciences from the University of Michigan and a master’s degree in nuclear engineering from the Massachusetts Institute of Technology. Prior to NuScale, she spent over a decade in the aerospace industry supporting program development activities for next-generation space and launch systems. During Atkinson’s tenure with NuScale, the company submitted an application and subsequently received design approval from the U.S. Nuclear Regulatory Commission, a landmark milestone for NuScale and the advanced nuclear industry. He has also played a key role in NuScale’s growth, overseeing the company’s on-time or early achievement of the U.S. Department of Energy’s milestones for its financial assistance award projects and supervising the completion of several critical engineering design developments. NuScale is conducting a national search to identify the next COO/CNO. About NuScale Power NuScale Power (NYSE: SMR) is poised to meet the diverse energy needs of customers across the world. It has developed small modular reactor (SMR) nuclear technology to supply energy for electrical generation, district heating, desalination, commercial-scale hydrogen production, and other process heat applications. The groundbreaking NuScale Power Module™ (NPM), a small, safe pressurized water reactor, can generate 77 megawatts of electricity (MWe) and can be scaled to meet customer needs. NuScale’s 12-module VOYGR™-12 power plant is capable of generating 924 MWe, and NuScale also offers four-module VOYGR-4 (308 MWe) and six-module VOYGR-6 (462 MWe) power plants, as well as other configurations based on customer needs. Founded in 2007, NuScale is headquartered in Portland, Ore., and has offices in Corvallis, Ore.; Rockville, Md.; Richland, Wash.; and London, UK. To learn more, visit NuScale Power's website or follow us on Twitter, Facebook, LinkedIn and Instagram. Forward Looking Statements This release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical facts. These forward-looking statements are inherently subject to risks, uncertainties and assumptions. Actual results may differ materially as a result of a number of factors. Caution must be exercised in relying on these and other forward-looking statements. Due to known and unknown risks, NuScale’s results may differ materially from its expectations and projections. NuScale specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing NuScale’s assessments as of any date subsequent to the date of this release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Media Contact Diane Hughes, Vice President, Marketing & Communications, NuScale Power dhughes@nuscalepower.com (C) (503) 270-9329 Multimedia Karin Feldman, Interim Chief Operating Officer/Chief Nuclear Officer, NuScale Power